Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES THIRD QUARTER EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, November 11, 2005 - Stage Stores, Inc. (Nasdaq: STGS) announced today that it will release its third quarter 2005 financial results at 6:00 a.m. Eastern Time on Thursday, November 17, 2005. The release of the Company’s third quarter financial results will be followed by a conference call, which will be held at 8:30 a.m. Eastern Time on the same day.

Interested parties can participate in the Company’s third quarter conference call by dialing 703-639-1213. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestores.com and then clicking on Investor Relations, then Webcasts, then the webcast link. A replay of the conference call will be available online until midnight on Friday, November 25, 2005.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 555 stores located in 31 states. The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Mid-Atlantic, Southeastern and Midwestern states. For more information about Stage Stores, visit the Company's web site at www.stagestores.com.

###